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                                                                   EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the inclusion in this registration statement of our report dated January 25, 2002 included in Price Communications Wireless's financial statements for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

/S/  ARTHUR ANDERSEN LLP

New York, New York
February 8, 2002